Exhibit 21.1
List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation
2 Joseph Street, LLC	New Jersey
4673442 Nova Scotia Company	Quebec
Agro Charleston, LLC	Delaware
Agro Merchants Brasil Paricipacoes LTDA	Brazil
Agro Merchants Carson, LLC	Delaware
Dublin RE Limited	Republic of Ireland
Agro Merchants Oakland, LLC	Delaware
Agro Merchants Texas, LLC	Delaware
Albert and Cornelia, LLC	New Jersey
AmeriCold Acquisition, LLC	Delaware
Americold Algeciras, S.L.U.	Spain
Americold Australia PTY LTD	Australia
Americold Australian Holdings PTY Ltd.	Australia
Americold Barcelona Santa Perpetua S.A.	Spain
Americold Barneveld Warehousing B.V.	The Netherlands
Americold Brazil Paricipacoes LTDA	Brazil
Americold Brazil, LLC	Delaware
Americold Castleblayney Limited	Republic of Ireland
Americold Chambersburg Holdings, LLC	Delaware
Americold Dubai Holdings, LLC	Delaware
Americold Dublin Limited	Republic of Ireland
Americold Forwarding Agency B.V.	The Netherlands
Americold Gdansk SP. Z O.O.	Poland
Americold Holdings UK Limited	Northern Ireland
Americold Ireland Limited	Republic of Ireland
Americold Ireland Properties Limited	Republic of Ireland
Americold Leixoes Unipessoal LDA	Portugal
Americold Lisboa Transport Unipessoal TDA.	Portugal
Americold Lisboa Warehousing S.A.	Portugal
Americold Logistics Argentina S.A.	Argentina
Americold Logistics Limited	Australia
Americold Logistics, LLC	Delaware
Americold Lough Egish Limited	Republic of Ireland
Americold Lurgan Transport Ltd.	Northern Ireland
Americold Lurgan Warehousing Ltd.	Northern Ireland
Americold Maasvlakte B.V.	The Netherlands
Americold NB PTY LTD	Australia
Americold Nebraska Leasing, LLC	Nebraska
Americold Netherlands B.V.	The Netherlands
Americold Netherlands Finco B.V.	The Netherlands
Americold Netherlands Holdco B.V.	The Netherlands
Americold Netherlands II B.V.	The Netherlands

AmeriCold Nova Cold Holdings II, LLC	Delaware
AMERICOLD NOVA COLD HOLDINGS, LP	Delaware
Americold NZ Limited	New Zealand
Americold Poland Holdings Sp. z o.o.	Poland
Americold Porto Warehousing S.A.	Portugal
Americold Portugal SGPS S.A.	Portugal
Americold Real Estate, L.P.	Delaware
Americold Realty LLC	Delaware
Americold Realty Operating Partnership, LP	Delaware
Americold Realty Operations, Inc.	Delaware
Americold Rotterdam Packaging B.V.	The Netherlands
Americold Rotterdam Stevedoring B.V.	The Netherlands
Americold Rotterdam Warehousing B.V.	The Netherlands
Americold Russellville, LLC	Arkansas
Americold Sines Unipessoal LDA.	Portugal
Americold Spain S.A.	Spain
Americold Transportation Services LLC	Delaware
AmeriCold TRS Parent, LLC	Delaware
Americold Urk B.V.	The Netherlands
Americold Valencia S.L.U.	Spain
Americold Westland Warehousing B.V.	The Netherlands
Americold Whitchurch Ltd.	United Kingdom
Americold Wien GmbH	Austria
Americold Wien Holding GmbH	Austria
ART AL Holding LLC	Delaware
ART Icecap Holdings LLC	Delaware
ART LEASING LLC	Delaware
Art Mezzanine Borrower OPCO 2013 LLC	Delaware
Art Mezzanine Borrower Propco 2013 LLC	Delaware
ART Mortgage Borrower Opco 2010 - 4 LLC	Delaware
ART Mortgage Borrower OPCO 2010 - 6 LLC	Delaware
Art Mortgage Borrower OPCO 2010-5 LLC	Delaware
Art Mortgage Borrower OPCO 2013 LLC	Delaware
ART MORTGAGE BORROWER PROPCO 2006-1A LLC	Delaware
ART MORTGAGE BORROWER PROPCO 2006-1B LLC	Delaware
ART MORTGAGE BORROWER PROPCO 2006-1C LLC	Delaware
Art Mortgage Borrower Propco 2006-2 LP	Delaware
Art Mortgage Borrower PROPCO 2006-3 L.P.	Delaware
ART Mortgage Borrower PROPCO 2010 - 4 LLC	Delaware
ART Mortgage Borrower Propco 2010 - 5 LLC	Delaware
ART MORTGAGE BORROWER PROPCO 2013 LLC	Delaware
Art Mortgage Borrower Propco GP 2006-2 LLC	Delaware
ART MORTGAGE BORROWER, LLC	Delaware
ART SECOND MEZZANINE BORROWER OPCO 2013 LLC	Delaware
ART SECOND MEZZANINE BORROWER PROPCO 2013 LLC	Delaware

Atlas Cold Storage Logistics LLC	Minnesota
Atlas Logistics Group Retail Services (Denver) LLC	Minnesota
Atlas Logistics Group Retail Services (Phoenix) LLC	Delaware
Ballykeel Freight Limited	Northern Ireland
Americold Spalding LTD	United Kingdom
CCS Realty Property Owner LLC	Delaware
CCS Realty, LLC	Iowa
Chambersburg Cold Storage Limited Partnership	Maryland
Cloverleaf Cold Storage Co., LLC	Ohio
Cloverleaf Cold Storage, LLC	Delaware
Coldera, Inc.	Maryland
Coldera Logistics, LLC	Maryland
Frigoriferi Industriali Gestione Integrata S.r.l.	Italy
G.F. Storage, LLC	Minnesota
Garden State Freezers, LLC	Delaware
Grower Services Acquisition LLC	New Jersey
Hall's Fast Motor Freight, Inc.	New Jersey
Hall's Logistics Group, Inc.	New Jersey
Icecap Australia MIT Holding, LLC	Delaware
ICECAP Properties AU LLC	Delaware
ICECAP Properties NZ Holdings LLC	Delaware
ICECAP Properties NZ Limited	New Zealand
Icicle Australia Property PTY Limited	Australia
Inland Quarries, L.L.C.	Delaware
KM Brrr LLC	New Jersey
KMT Brokeage, LLC	New Jersey
KMT Logistics LLC	New Jersey
KMT Properties Bridgeton, LLC	New Jersey
KM Transportation, LLC	New Jersey
Lanier Cold Storage, LLC	Georgia
Lanier Freezer, LLC	Georgia
Lough Egish RE Limited	Republic of Ireland
Lucca Freezer & Cold Storage, LLC	New Jersey
Lucca Newco, LLC	Delaware
Lurgan RE 2 Ltd.	Northern Ireland
MHG Gateway Properties, LLC	New Jersey
MHW Group at Perryville, LLC	Maryland
Monmouth Property Development, LLC	Illinois
Mullica Hill Cold Storage, LLC	Delaware
New Hall's Warehouse LLC	New Jersey
Newark Energy Group, LLC	New Jersey
Newark Facility Management, LLC	New Jersey
Newark Farmers Market Urban Renewal, LLC	New Jersey
Newlook Products, LLC	Georgia
Newport-St. Paul Cold Storage Company, LLC	Minnesota

Nordic Logistics and Warehousing, LLC	Delaware
Nordic Nashville, LLC	Delaware
Nordic Savannah, LLC	Delaware
Nordic Warehouse Services, LLC	Delaware
Nova Cold Logistics ULC	Ontario
Oak Tree Truck Rental Corp.	New Jersey
PCL Repacking, LLC	New Jersey
PortFresh Development LLC	Delaware
Project London Buyer 1, LLC	Delaware
Project London Buyer 2, LLC	Delaware
Safeway Freezer Storage Company, LLC	New Jersey
Safeway Logistics, LLC	New Jersey
Savannah Cold Storage, LLC	Delaware
Sawyers Transport Ireland Limited	Republic of Ireland
Second Street, LLC	Iowa
Superfrio Armazens Gerias S.A.	Brazil
The Mullica Hill Group Companies LLC	Delaware
TI-HI LLC	New Jersey
URS Real Estate, LLC	Delaware
VersaCold Atlas Logistics Services USA LLC	Delaware
Versacold Logistics, LLC	Delaware
Versacold Northeast Logistics, LLC	Massachusetts
Versacold Northeast, Inc.	Massachusetts
VersaCold Texas, L.P.	Texas
VersaCold USA LLC	Delaware
Whitchurch RE Ltd.	United Kingdom
Woolsey Freight Limited	Northern Ireland
Zero Mountain Logistics, LLC	Arkansas
ZM NLR Property Owner LLC	Delaware
ZM Property Owner LLC	Delaware
ZM Leasing, LLC	Oklahoma
Americold Mexico Holdings, LLC	Delaware
Coldera Mexico Holdings, S. DE R.L. DE C.V.	Mexico
Americold New TRS Sub 1, LLC	Delaware
Americold New TRS Sub 2, LLC	Delaware